ULTICOM, INC.

Proxy for Special Meeting of Shareholders on December 2, 2010 at 9:00 A.M.

Solicited on Behalf of the Board of Directors

The undersigned shareholder of Ulticom, Inc., A New Jersey corporation, hereby appoints Shawn K. Osborne and Mark A. Kissman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Ulticom, Inc., to be held December 2, 2010 at 9:00 A.M. local time at The Enterprise Center at Burlington County College, 3331 Route 38, Mount Laurel, New Jersey 08054, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

ULTICOM, INC.

December 2, 2010

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the united states or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

† Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. †

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.  To adopt the Agreement and Plan of Merger, dated as of October 12, 2010, among Utah Intermediate Holding Corporation, a Delaware corporation, Utah Merger Corporation, a New Jersey corporation and a wholly owned subsidiary of Utah Intermediate Holding Corporation, and Ulticom, Inc., a New Jersey corporation, as it may be amended from time to time (the “Agreement and Plan of Merger”) and approve the merger contemplated thereby.

2.  To adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger.

	FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND “FOR”  THE ADJOURNMENT OF THE SPEICAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND IN ACCORDANCE WITH RECOMMENDATIONS OF THE ULTICOM, INC. BOARD OF DIRECTORS ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

These items of business are more fully described in the proxy statement.  The record date for the Special Meeting is October 26, 2010.  Only shareholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

ULTICOM, INC.

December 2, 2010

Please sign, date and mail
 your proxy card in the
 envelope provided as soon
 as possible.

† Please detach along perforated line and mail in the envelope provided. †

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.  To adopt the Agreement and Plan of Merger, dated as of October 12, 2010, among Utah Intermediate Holding Corporation, a Delaware corporation, Utah Merger Corporation, a New Jersey corporation and a wholly owned subsidiary of Utah Intermediate Holding Corporation, and Ulticom, Inc., a New Jersey corporation, as it may be amended from time to time (the “Agreement and Plan of Merger”) and approve the merger contemplated thereby.

2.  To adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger.

	FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND “FOR”  THE ADJOURNMENT OF THE SPEICAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND IN ACCORDANCE WITH RECOMMENDATIONS OF THE ULTICOM, INC. BOARD OF DIRECTORS ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

These items of business are more fully described in the proxy statement.  The record date for the Special Meeting is October 26, 2010.  Only shareholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.